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                        [SYNOVIS LIFE TECHNOLOGIES LOGO]


                                                                    EXHIBIT 99.1


FROM:                                       FOR:
Padilla Speer Beardsley Inc.                Synovis Life Technologies, Inc.
1101 West River Parkway                     2575 University Ave.
Minneapolis, Minnesota 55415                St. Paul, Minnesota 55114

CONTACT:                                    CONTACT:
Nancy A. Johnson/Marian Briggs              Karen Larson, CEO
 (612) 455-1745/(612) 455-1742              (651) 796-7300


FOR IMMEDIATE RELEASE
---------------------

CFO CONNIE L. MAGNUSON RESIGNS FROM SYNOVIS LIFE TECHNOLOGIES TO PURSUE PERSONAL INTERESTS

BRETT REYNOLDS PROMOTED TO SUCCEED HER

         ST. PAUL, Minn., March 24, 2005 - Synovis Life Technologies, Inc. (NASDAQ: SYNO), announced today that Connie L. Magnuson has resigned as vice president of finance and chief financial officer, effective April 12, to pursue personal interests. Brett Reynolds, who joined Synovis in 2003 as director of finance and accounting, will be promoted to the position.

         "Synovis has been most fortunate to have a CFO with Connie's knowledge and character," said Karen Gilles Larson, Synovis' president and chief executive officer. "She has performed her responsibilities in an exemplary manner, including hiring and developing a strong team of financial professionals. As a result, we can maintain our high standards of professional and personal excellence by promoting from within. We wish Connie safe travels and the very best as she moves forward in life's journey. She will always be a part of Synovis."

         Magnuson commented, "This is a personal decision. I believe the company is in a position where I can now leave to pursue travel and new adventures, knowing that the next generation of financial leadership is in place. My years at Synovis provided tremendous experiences, and I am exceedingly grateful to have been part of this organization." Magnuson joined Synovis as CFO in 1997.


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Synovis Life Technologies
March 24, 2005
Page 2


         Tim Scanlan, chairman of Synovis' board of directors, said: "On behalf of the board, I want to thank Connie for a job well done and eight years of dedication and commitment to Synovis. We are pleased to have Brett Reynolds, a very well-qualified individual who also understands the complexities of our business. We expect a smooth transition."

         Reynolds, 36, brings to the CFO position significant accounting experience gained both in industry and at public accounting firms. Before joining Synovis, he served as corporate controller and officer of Chiquita Processed Foods, LLC, a $450 million division of Chiquita Brands International. His background prior to that includes 10 years of audit, accounting and consulting experience as a certified public accountant with Deloitte and Touche LLP and Arthur Andersen LLP. During this time, Reynolds managed audit engagements for a number of public companies, worked on mergers and acquisitions, and managed and performed business consulting engagements. Reynolds received a bachelor's degree in accounting from the University of Minnesota and a master's degree in business administration with an emphasis in finance and strategic management, also from the University of Minnesota.

         Larson concluded, "Brett is an integral part of the Synovis financial team. I have worked with him frequently and directly over the last year and a half. I have confidence in his strategic and financial abilities in the demanding role of CFO, and enthusiasm for the contributions I believe he will make to Synovis going forward."

ABOUT SYNOVIS LIFE TECHNOLOGIES

         Synovis Life Technologies, Inc., based in St. Paul, Minn., is a diversified medical device company engaged in developing, manufacturing and bringing to market medical devices for the surgical and interventional treatment of disease. For additional information on Synovis Life Technologies and its businesses, visit the company's Web site at www.synovislife.com.

         Forward-looking statements contained in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements can be identified by words such as "should", "could", "may", "will", "expect", "believe", "anticipate", "estimate", "continue", or other similar expressions. Certain important factors that could cause results to differ materially from those anticipated by the forward-looking statements made herein include the timing of product introductions, the number of certain surgical procedures performed, the level of orders from contract manufacturing customers, the results of the ongoing securities litigation, and the company's ability to effectively transition distribution in the territory affected by the previously announced distribution change, as well as the other factors found in the company's Annual Report on Form 10-K for the year ended October 31, 2004.

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